CREDIT AGREEMENT

         FLEET BANK (called the "Bank") and TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC., a corporation organized under the laws of the State of Delaware with its principal place of business at 22700 Savi Ranch Parkway, Yorba Linda, California 92657 called (the "Borrower"), agree that the following terms and conditions shall apply to all loans, notes and obligations of any kind of Borrower to Bank now existing or hereafter arising or created, including without limitation direct or indirect, absolute or contingent, and any sums which Bank receives and is obligated by a Bankruptcy Court or other legal authority to repay (called the "Obligations"). The Obligations under this Agreement are without limitation as to amount, unless specifically restricted or limited in the Special Provisions section of this Agreement. The Addendum (the "Addendum") attached to this Agreement is made a part hereof and is incorporated herein by reference. The Addendum may be amended from time to time in writing executed by the parties to this Agreement.

Article I - BORROWER'S REPRESENTATIONS AND AGREEMENTS

         A. Organization and Power. The Borrower is and will continue to be: (1) validly existing and in good standing under the laws of the state of its organization, and (2) duly qualified to transact business and in good standing in all states and countries where such qualification is required. The Borrower has and will continue to have full power and authority to own its properties, to carry on its business as being conducted, to execute and perform this Agreement, and to borrow hereunder. Except for the acquisition (by purchase of assets, stock purchase, merger or otherwise) of Research Analysis Corporation ("RAC"), which acquisition the Bank expressly consents to (the "RAC Acquisition"), the Borrower will not create or acquire any new Affiliates after the date of this Agreement without the prior written consent of the Bank. For purposes of this Agreement, "Affiliates" are defined as entities directly or indirectly controlling, controlled by or under common control with the Borrower by means of voting securities, contract, ownership, or otherwise.

         B. Proceedings of Borrower. The execution, delivery, and performance of this Agreement and of any related notes, assignments, mortgages, security agreements, guarantees, or other agreements and documents have been duly authorized by all necessary parties. All of the same, when executed and delivered: (1) are or will be valid and enforceable in accordance with their respective terms, (2) will not violate any provision of law or the Borrower's Certificate of Incorporation, Bylaws, or other organizational and governing documents and (3) will not violate, result in a breach of, or constitute a default under any agreement, decree, or order affecting the Borrower or by which any of its properties is bound. No consent or approval of any court or governmental instrumentality is required in connection with the authorization, execution, delivery or performance of this Agreement or any related notes, assignments, mortgages, security agreements, guarantees or other agreements. If requested by the Bank, the Borrower will deliver to the Bank the certificate of its corporate officers or general partners as to the matters described herein, in form and substance satisfactory to the Bank.

         C. Litigation. At the date of this Agreement, there is no litigation or proceeding before any court or governmental body pending or, to its knowledge, threatened in writing against the Borrower which, if adversely determined, would have a material adverse effect on the financial condition or normal manner of doing business of the Borrower. The Borrower will immediately notify the Bank of the future commencement of any such action or proceeding. The Borrower is not and will not be in material violation of any court or governmental order.

         D. Financial Statements. All historical financial statements furnished by the Borrower to the Bank are complete and correct, have been prepared in accordance with generally accepted accounting principles consistently followed throughout the period indicated, and fairly present the financial condition of the Borrower as of the respective dates thereof and the results of its operations for the respective periods covered thereby. Since March 31, 1997, in the case of the Borrower, and March 31, 1997, in the case of the Guarantor, there has been no adverse change in the assets, liabilities, financial condition, operations or business of the Borrower or Guarantor, respectively.

         The Borrower will furnish to the Bank as soon as available, but in any event, within the time required by the Addendum, copies of annual financial statements of Borrower in reasonable detail satisfactory to the Bank, prepared in accordance with generally accepted accounting principles and in the form required by the Addendum. Borrower also will furnish to the Bank unaudited financial statements prepared in accordance with generally accepted accounting principles, in form satisfactory to the Bank, within the time required by the Addendum. Each financial statement submitted shall be certified to be true and correct to the best of his knowledge by the designated officer primarily responsible for the financial affairs of Borrower, shall contain a certification that Borrower is not in default of any of its Obligations, and shall include a computation of applicable financial covenants.

         E. Taxes. The Borrower has filed and will continue to file all tax returns required by applicable authorities. The Borrower has paid and will continue to pay all taxes and governmental charges upon Borrower, its income and property to the extent that such taxes and charges have become due; provided, however, that Borrower may in good faith diligently contest any tax prior to the time at which levies, executions, or other enforcement actions may occur if appropriate reserves are maintained.

         F. Properties. The Borrower has and will continue to have good and marketable title to all of its properties and assets. Borrower also has undisturbed peaceable possession under all leases to which it is a party, and all such leases are in full force and effect. The Borrower will maintain its property, plant, equipment, vehicles, and other tangible property in good condition and will make all reasonably needed repairs, replacements, and additions so that its business is not materially and adversely affected at any time.

         G. Indebtedness. The Borrower has and will continue to have no outstanding obligations for borrowed money, indebtedness, and the like, other than: (1) indebtedness to the Bank, (2) indebtedness for borrowed money to Zing Technologies, Inc. in an amount not in excess of $185,000 and (3) obligations permitted by the Addendum or otherwise agreed to in writing by Bank.

         H. Insurance. The Borrower will maintain insurance with responsible insurance companies in types and amounts reasonably satisfactory to Bank. Borrower will provide to the Bank, within ten (10) days of its request, evidence of insurance. All insurance policies shall name the Bank as additional insured and mortgagee/loss payee as its interests may appear, and shall provide for prior notice to the Bank of cancellation.

         If Borrower fails to pay any premiums with respect to any insurance when due, the Bank may pay such premiums and add the amount so advanced to the principal indebtedness owed on the Obligations.

         I. Mortgages and Liens. The Borrower is not and will not be a party to negative pledges except in favor of the Bank. The Borrower will not create, or allow to exist, voluntarily or involuntarily, any mortgage, pledge, lien, security interest, or other encumbrance of any kind (including the charge upon property purchased under conditional sales or other title retention agreements) upon any of its property whether now owned or hereafter acquired, excluding only
(i) interests held by the Bank, (ii) taxes, assessments, governmental charges not yet due or diligently contested in good faith by appropriate proceedings prior to levies, executions, or other enforcement actions occurring and for which appropriate reserves are maintained and (iii) interests permitted by the Addendum. The Borrower will not discount or sell any of its accounts receivable.

         J. Loans, Investments, Contingent Liabilities. The Borrower will not assume, guarantee, endorse, contingently agree to purchase, or otherwise become liable upon or a surety for any obligation, contingent or otherwise, whether funded or current, of any other person or entity except for endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business. The Borrower will not make loans or advances to, or investments (other than any investment in a wholly-owed subsidiary (the "Acquisition Subsidiary") to be merged with RAC in the RAC Acquisition) of any kind in, any person or other entity whatsoever, excluding only investments in obligations issued or fully guaranteed by the United States or the State of New York or certificates of deposit and the like issued by the Bank.

         K. Mergers, Sales, and Acquisitions. Except for the RAC Acquisition (but, in the event where the RAC Acquisition is by way of merger between the Borrower and RAC, but only if the Borrower is the surviving entity), the Borrower will not enter into any merger or consolidation, or acquire all or substantially all the stock or assets of any person or other entity, enter into sale-leaseback arrangements, or sell, lease, transfer, or otherwise dispose of any of its assets except for inventory dispositions in the ordinary course of business and disposition of assets no longer used or useful in the conduct of its business. Except for the merger agreement required in connection with the RAC Acquisition to which Borrower and the Acquisition Subsidiary shall be a party (the "Merger Agreement") the Borrower will not enter into transactions with Affiliates less favorable than third party arms' length transactions.

         L. Dividends, Stock Distributions, and Salaries. Except for the Borrower's entitlement to reclaim shares of its capital stock otherwise issuable pursuant to the Merger Agreement but for the breach of representation or warranties by RAC and its shareholders under the Merger Agreement (the "Holdback Provisions"), the Borrower will not: (1) declare any dividends on any of its capital stock, (2) apply any of its property or assets to the purchase, redemption or other retirement of any of its capital stock or (3) make any other distribution of any kind with respect to any of its capital stock.

         The Borrower will not permit withdrawals, salaries, or compensation of any kind to be paid in any manner to any person, except in amounts reasonably related to the services performed and except for incentives paid to employees to the extent approved by a majority of the Board of Directors of the Borrower.

         M. Franchises, Permits, Laws. The Borrower has done, and will cause to be done, all things necessary (i) to obtain, preserve and keep in full force and effect all franchises, permits, licenses, trademarks, tradenames, copyrights, patents, and other authority as are necessary to enable it to conduct its business as being conducted without known conflict with others, and (ii) to comply in all material respects with all laws and regulations now in effect or hereafter promulgated by any properly constituted governmental authority having jurisdiction.

         N. ERISA. No action, event, or transaction has occurred, and Borrower will not permit any of the same to occur, which could give rise to a lien or encumbrance on Borrower's assets as a result of the application of relevant provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"), and Borrower has and will continue to comply in all material respects with the requirements of ERISA.

         O. Material Changes, Judgments. The Borrower will not make or permit any material change to be made in the general character of its business as carried on at the date of execution of this Agreement (it is agreed that the continuation by Borrower of a business carried on by RAC as of the date of the execution of this Agreement after the RAC Acquisition is completed will not be deemed a material change to the general character of Borrower's business), or in its capital structure, ownership interests, management, or form of organization or organization documents, without the Bank's prior written consent.

         Borrower will notify the Bank immediately of any default under any existing contract or any acceleration of indebtedness or of any material adverse change in its financial condition (including the filing of any liens or of any suits or judgments which could, if adversely determined, materially affect its business or financial condition). Borrower will immediately notify the Bank of any change in its name, identity, ownership, organizational structure, management or principal place of business.

         P. Margin Securities. No proceeds of any loan or advance made by the Bank have been or will be used for the purpose of carrying margin securities within the meaning of Regulation U of the Board of Governors of the Federal Reserve except in compliance with such Regulation.

         Q. Fees and Taxes. The Borrower will promptly pay all filing fees, taxes, and assessments related to the Obligations and the perfection of any collateral security required.

         R. Other Reports and Inspections. The Borrower will furnish to the Bank such additional information, including, without limitation, certificates of no default, as the Bank may reasonably request. The Borrower shall permit any person designated by the Bank to make inspections of the property, assets, loan collateral, books and records of the Borrower (and to make copies thereof), and will discuss its affairs and finances with the Bank, as often and at such times as may be reasonably requested.

         S. Opinion of Counsel. At closing, the Borrower shall deliver an opinion of its legal counsel covering such matters as may be reasonably requested by the Bank.

         T. Collateral. If the Bank at any time is of the opinion that any collateral for the Obligations is insufficient or has declined, or is reasonably projected to decline in value, or if the Bank otherwise deems itself insecure, the Bank may call for additional security satisfactory to it, and Borrower hereby promises to furnish such security forthwith.

         U. Overdrafts. In the event the Bank, in its sole discretion, chooses to honor any Borrower overdraft on any account held by Bank, the Borrower shall pay the amount of the overdraft to the Bank forthwith. The Bank, at its option, may treat the overdraft as a loan, payable on demand, and may, if it chooses, add the amount of the overdraft to any existing Obligation.

         V. Requests/Payments. The Bank is hereby authorized to honor borrowing requests from Robert Schrader or Martin Fawer and no other person. Requests must be in writing, which may include facsimile transmissions. The Bank's crediting of the Borrower's account with the amount requested shall conclusively establish the Borrower's obligation to repay the amount advanced. The Borrower hereby authorizes the Bank to debit the Borrower's accounts for payments due to the Bank, but nothing contained herein shall release Borrower from responsibility for assuring that payments are made when due.

         W. Environmental Matters. For purposes of this Section, all property owned or used by the Borrower, now, in the past, or in the future, shall be called the "Borrower Property". "Hazardous Substances" means, without limitation, any explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances and any other material defined as a hazardous substance in any Environmental Law. "Environmental Laws" means all federal, state and local environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances, regulations, codes, rules, policies, guidelines, procedures, interpretations, decisions, orders, or directives, whether existing as of the date hereof, previously enforced or subsequently enacted relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances. "Environmental Permits" means all licenses, permits, approvals, authorizations, consents or registrations required by any applicable Environmental Laws and applicable judicial and administrative orders in connection with ownership, lease, purchase, transfer, closure, use and/or operation of Borrower Property and/or as may be required for the storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances. "Environmental Report" means any written report prepared for Borrower or Bank by an environmental consulting or environmental engineering firm. "Release" has the same meaning as given to that term in
Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, 42 U.S.C. Section 9601(22), and the regulations promulgated thereunder.

         The Borrower:

         (a) has kept and shall keep, and shall cause all operators, tenants, subtenants, licensees and occupants of the Borrower Property to keep the Borrower Property free of all Hazardous Substances and shall not cause or permit the Borrower Property or any part thereof to be used for the storage, treatment, generation, transportation, processing, handling, production or disposal of any Hazardous Substances except in compliance with all Environmental Laws;

         (b) has complied with and shall comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Borrower Property to comply in all material respects with all applicable Environmental Laws and shall obtain and comply with, and shall cause all operators, tenants, subtenants, licensees and occupants of the Borrower Property to obtain and comply with, all Environmental Permits;

         (c) shall promptly provide Bank with a copy of all notifications which it gives or receives with respect to any past or present Release or the threat of a Release of any Hazardous Substance on, at, or from the Borrower Property or any property adjacent to the Borrower Property;

         (d) shall undertake and complete all investigations, studies, sampling and testing and all removal and other remedial actions required by law to contain, remove and clean up all Hazardous Substances that are determined to be present at the Borrower Property in accordance with all applicable Environmental Laws and all Environmental Permits;

         (e) shall at all times allow the Bank and its officers, employees, agents, representatives, contractors and subcontractors reasonable access, after reasonable prior notice, to the Borrower Property for the purposes of ascertaining site conditions, including, but not limited to, subsurface conditions;

         (f) shall deliver promptly to Bank: (i) copies of any documents received from the United States Environmental Protection Agency (the "EPA") or any state, county or municipal environmental or health agency concerning Borrower's operations or Borrower Property; and (ii) copies of any documents submitted by Borrower to EPA or any state, county or municipal environmental or health agency concerning its operations or the Borrower Property; and

         (g) agrees that if at any time Bank obtains any reasonable evidence or information which suggests that a material potential environmental problem may exist at Borrower Property, and/or at any time after an Event of Default, Bank may require that a full or supplemental environmental inspection and audit report with respect to Borrower Property of a scope and level of detail reasonably satisfactory to Bank be prepared by an environmental engineer or other qualified person acceptable to Bank at Borrower's expense. If such audit report indicates the presence of any Hazardous Substance or a Release or the threat of a Release of any Hazardous Substance on, at, or from the Borrower Property, Borrower shall promptly undertake and diligently pursue to completion all necessary, appropriate and legally authorized investigative, containment, removal, clean up and other remedial actions, using methods recommended by the engineer or other person who prepared said audit report and acceptable to the appropriate federal, state and local agencies or authorities.

         The Borrower agrees to indemnify, defend, and hold harmless the Bank and its agents, employees, contractors, and representatives from and against any and all liabilities, claims, damages, penalties, expenditures, losses, expenditures for the protection of mortgaged property or other collateral, or charges, including, but not limited to, all costs of investigation, monitoring, legal representation, remedial response, removal, restoration or permit acquisition of any kind whatsoever, which may now or in the future be undertaken, suffered, paid, awarded, assessed, or otherwise incurred by the Bank or any of its employees, agents or representatives relating to, resulting from or arising out of (a) the presence of, or a Release or the threat of a Release of, any Hazardous Substance on, at, or from Borrower Property, (b) a violation of any applicable Environmental Law, (c) non-compliance with any Environmental Permit or (d) a material misrepresentation or inaccuracy in any representation or warranty or a material breach of or failure to perform any covenant made by Borrower in this Agreement.

         Notwithstanding anything to the contrary contained herein, the Borrower's liability shall survive the discharge, satisfaction or assignment of this Agreement by the Bank until all of the following conditions are satisfied in full:

         (a) all of the Obligations are paid in full and the Bank has no remaining commitments to Borrower;

         (b) neither Bank nor any affiliate of Bank has at any time or in any manner participated in the management or control of, taken possession of or title to the Borrower Property or any portion thereof, whether by foreclosure of mortgages, deed in lieu of foreclosure or otherwise, or had the capacity or ability to participate in the decisions or actions of the Borrower as the same relate to Hazardous Substances;

         (c) between the date of this Agreement and the date on which the Obligations are paid in full, as provided in clause (a) above, there has been no change in any applicable Environmental Law which would make a lender or mortgagee liable in respect of any of the indemnified matters contained in this Section notwithstanding the fact that no event, circumstance or condition of the nature described in clause (b) above ever occurred; and

         (d)      there exist no indemnified matters which are then pending.

         The Borrower agrees that the Bank shall not be liable in any way for the completeness or accuracy of any Environmental Report or the information contained therein. The Borrower further agrees that the Bank has no duty to warn the Borrower or any other person or entity about any actual or potential environmental contamination or other problem that may have become apparent or may become apparent to the Bank.

         X. Other Agreements. The Borrower shall be bound by such other covenants and agreements as are contained in the Addendum, and such other documents or agreements as may be executed between Borrower and Bank from time to time.

Article II - DEFAULTS

         A. Defaults. The following events (called "Events of Default") constitute defaults under any Obligation of Borrower:

         1. Nonpayment. Failure by the Borrower to make any payment (a) of principal of the Obligations when due, or (b) any other Obligations (including without limitation any payment of interest, or fees) for five days following notice that the same is due.

         2. Non-Compliance With Bank Agreements. Failure by Borrower to comply with any other term of this Agreement or failure by Borrower or Zing Technologies, Inc. ("Zing") to make any payment of any kind to the Bank or to comply with any term in any agreement with or obligation to the Bank for ten (10) days after notice, or such additional period of time, not to exceed 90 days, as shall be required, with the exercise of due diligence, to cure such default.

         3. Representations. Any information furnished by the Borrower or Zing to Bank having been false or misleading in any material respect as of the date furnished.

         4. Changes. Dissolution, cessation of business, or transfer of a material part of assets of the Borrower.

         5. Financial Difficulties. (i) Institution of bankruptcy proceedings or other proceedings of any kind for the relief or collection of debts by the Borrower or Zing or (ii) institution of involuntary bankruptcy or similar proceedings against the Borrower or Zing which are not dismissed for 90 days. For purposes of this paragraph, bankruptcy, debt collection and similar proceedings shall include, without limitation assignments for the benefit of creditors, appointment of trustees, receivers, or custodians for a material part of assets, levies upon or attachments of assets, or filing of judgments not fully insured or bonded or removed within thirty days, and filing of tax liens.

         6. Other Material Obligations. Default by Borrower or Zing with respect to any material obligation to or contract with the Bank or any other person or entity beyond the expiration of applicable notice and/or grace periods thereunder.

         7. Condemnation. Condemnation, seizure, or appropriation of a material part of Borrower's, Zing's or any other guarantor of any of the Obligations' assets by a court or governmental authority.

         8. Litigation. Filing of litigation or proceedings before any court or governmental entity against Borrower, Zing or any guarantor of any of the Obligations, not fully covered by insurance and which if adversely determined would have a material adverse effect on the financial condition or normal manner of doing business of the Borrower, Zing or guarantor.

         9. Zing Defaults. Zing (i) becomes or is declared insolvent, dissolves, liquidates, allows or permits a merger, consolidation or other change of its organizational structure,
                  (ii) suspends its usual business or (iii) transfers or permits the transfer or permits the transfer of a material portion of its assets.

         B. Remedies. If any one or more Events of Default occur, the Bank may, at its option, take any or all of the following actions at the same or different times: (i) terminate any further commitments or obligations of the Bank, (ii) accelerate all or part of the Obligations such that the same become forthwith due and payable without presentment, demand, protest, or other notice of any kind, all of which are hereby expressly waived and (iii) increase the rate of interest on the Obligations to a rate four percent (4%) above the rate otherwise in effect, which increased rate shall remain in effect until payment in full of the Obligations or written waiver of such default held by the Bank.

         In case any such Events of Default shall occur, the Bank shall be entitled to use any legal remedy. Without limitation, the Bank shall be entitled to recover judgment against the Borrower either before, or after, or during the pendency of any proceedings for the enforcement of any security interests, mortgages or guarantees. In the event of realization of any funds from any security or guarantee and application thereof to the payment of the Obligations, the Bank shall be entitled to enforce payment of and recover judgment for all amounts remaining due and unpaid upon such Obligations. The Bank may proceed to protect and enforce its rights by any other appropriate proceedings, including action for the specific performance of any covenant or agreement contained in this Agreement and other agreements held by the Bank.

Article III - MISCELLANEOUS

         A. Expenses. Borrower shall promptly pay any fees, expenses, and disbursements, including reasonable attorneys' fees of Bank related to this Agreement and any Obligations.

Among others, Borrower shall promptly pay (i) any cost of perfection of interest of Bank in collateral, search fees, appraisal fees and the like, and (ii) any expenses, reasonable attorneys' fees, costs, or disbursements in connection with collection of any Obligation or enforcement of any of Bank's rights hereunder or under any security agreement, guarantee, or other agreement given by Borrower to the Bank. This obligation shall survive the payment of any notes executed by Borrower. Bank may apply any payments of any nature received by it first to the payment of Obligations under this section, notwithstanding any conflicting provision contained in any other agreement with Borrower.

         B. Waiver. No course of dealing, delay or failure of the Bank to exercise any right, remedy, power or privilege hereunder or under any other agreement with Borrower shall impair the same or be construed to be a waiver of the same or of any Event of Default or an acquiescence therein. No single or partial exercise of any right, remedy, power, or privilege shall preclude other or further exercise thereof by the Bank. All rights, remedies, powers, and privileges herein conferred upon the Bank shall be deemed cumulative and not exclusive of any others available.

         C. Security/Setoff. The Bank shall have a security interest in and right of setoff with respect to all deposits or other sums credited by or due from the Bank to the Borrower and a security interest in all securities or other property of the Borrower in the Bank's possession for safekeeping or otherwise. The Bank's security interest shall secure payment of the Obligations and the payment and performance of all other obligations of the Borrower to the Bank, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising. In the event of any demand or Event of Default with respect to the Obligations, regardless of the adequacy of collateral, without any demand or notice, except as required by applicable law, the Bank may apply or setoff such deposits or other sums (including without limitation amounts held in joint accounts and trust or agency accounts) and may sell or dispose of any or all of such securities or other property and may exercise any and all rights it may have under the New York Uniform Commercial Code, as in effect from time to time. The rights of the Bank under this Agreement are in addition to, and not exclusive of, any other rights it may have with respect to such deposits, sums, securities, or other property under other agreements or applicable principles of law. The Bank shall have no duty to take steps to preserve rights against prior parties as to such securities or other property.

         D. Business Days. Whenever any payment is due, or obligation is to be performed hereunder on a Saturday, Sunday or holiday on which the Bank is authorized to close, such payment may be made or obligation performed on the next succeeding business day. Such extension of time shall, in such case, be included in the computation of any interest or fees.

         E. Amendments. This Agreement is intended to be continuing and shall not be changed, terminated, or amended without the express written agreement of both the Borrower and the Bank.

         F. Participations. It is understood and agreed that the Bank may sell participations in the Obligations to other banking institutions without giving notice to the Borrower. Such other institutions shall be entitled to the same rights and remedies as the Bank has hereunder or with respect to any Obligations.

         G. Parties in Interest. All the terms and provisions of this Agreement shall inure to the benefit of and be binding upon and be enforceable by the respective legal representatives, successors and assigns of the parties hereto.

         H. Governing Law. This Agreement, together with all of the rights and obligations of the parties hereto, shall be construed, governed, and enforced in accordance with the laws of the State of New York. Borrower consents to jurisdiction and service of process, which may be effected by certified mail, in the courts of the State of New York and in the courts of the United States having jurisdiction thereof.

         I. Trial By Jury. THE BORROWER WAIVES TRIAL BY JURY OF ANY CLAIMS OR PROCEEDINGS WITH RESPECT TO THIS AGREEMENT, OR THE OBLIGATIONS, TO THE FULLEST EXTENT ALLOWED BY LAW.

         J. Termination. This Agreement may be terminated only (i) by a written agreement of the Bank, or (ii) upon written request of Borrower at such time as the Obligations have been satisfied in full and the Bank has no remaining commitments to Borrower of any kind.

         K. Severability. Any partial invalidity of the provisions of this Agreement or any notes, agreements, or documents related hereto or to the Obligations shall not invalidate the remaining portions hereof or thereof.

         L. Counterparts. This Agreement may be executed in one or more counterparts.


         IN WITNESS WHEREOF, the parties have caused this Agreement (inclusive of the terms contained in the Addendum) to be executed by their duly authorized, respective officers.

TRANSITION ANALYSIS COMPONENT               FLEET BANK
 TECHNOLOGY, INC.

By: /s/ Martin S. Fawer                       By: /s/ Michael J. DiSalvo
   ---------------------------------------       -------------------------------
   Name:   Martin S. Fawer                       Name:  Michael J. DiSalvo
   Title:  Chief Financial Officer               Title: Vice President


Date: As of August 28, 1997                   Date:  As of August 28, 1997

THE UNDERSIGNED, GUARANTOR, AGREES TO THE TERMS OF THIS AGREEMENT (INCLUSIVE OF THE TERMS CONTAINED IN THE ADDENDUM)


                                            ZING TECHNOLOGIES, INC.


                                            By: /s/ Martin S. Fawer
                                               ---------------------------------
                                            Name:  Martin S. Fawer
                                            Title: Chief Financial Officer

STATE OF NEW YORK                   )
                                    )ss.:
COUNTY OF WESTCHESTER               )

         On the 28th day of August, 1997, before me personally came Martin S. Fawer to me known, who, being by me duly sworn, did depose and say that he has an address at 115 Stevens Avenue, Valhalla, New York; that he is the Chief Financial Officer of TRANSITION ANALYSIS COMPONENT TECHNOLOGY, INC., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.


                                              /s/ Mary Langan-Krajca
                                             -----------------------------------
                                                     Notary Public







STATE OF NEW YORK                   )
                                    )ss.:
COUNTY OF WESTCHESTER               )

         On the 28th day of August, 1997, before me personally came Michael J. DiSalvo, to me known, who, being by me duly sworn, did depose and say that he has an address at No. 1051 Union Avenue, Newburgh, New York 12550; that he is the Vice President of FLEET BANK, the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by order of the board of directors of said corporation.



                                              /s/ Mary Langan-Krajca
                                             -----------------------------------
                                                     Notary Public

         ADDENDUM TO CREDIT AGREEMENT (THE "CREDIT AGREEMENT") DATED AS
            OF AUGUST 28, 1997 BETWEEN TRANSITION ANALYSIS COMPONENTS
                         TECHNOLOGY, INC. AND FLEET BANK

         Any default in the observance or performance of any other obligation of the Borrower or Zing Technologies, Inc. ("Zing") owing to the Bank shall constitute a default under the terms of this Agreement and the Note (as defined below). All terms contained in the Note are hereby incorporated herein and made a part hereof.

Section 1.        AVAILABILITY; TERMINATION:
                  --------------------------

         (a) The maximum amount of advances outstanding under the Note at any time shall not exceed, in the aggregate, $1,500,000 (the "Credit Amount").

         (b) The Borrower shall have the right to terminate the Credit Amount at any time, provided that: (i) the Borrower shall give the Bank at least ten (10) business days notice of such termination in the manner provided in this Agreement and (ii) such termination of the Credit Amount is accompanied by the repayment of all outstanding advances and accrued and unpaid interest then due under the Note. The Credit Amount, once terminated, may not be reinstated.


Section 2.        PURPOSE:
                  --------

         The proceeds of this Agreement and the Note shall be used (i) for equipment purchases and (ii) for general corporate purposes of the Borrower, and for no other purpose.

Section 3.        BORROWING PROCEDURES:
                  ---------------------

         The Borrower may, on any business day prior to but excluding June 30, 2000 (the "Termination Date") request advances hereunder in accordance with the provisions of Article I (V) of the Credit Agreement in amounts not less than $25,000 upon written or telephonic notice. If the Bank receives a request for an advance prior to 11:00 a.m. on a business day, the Borrower may request such advance be made available to the Borrower on the same business day. Written notices by the Borrower shall be in the form of Exhibit A duly executed (an "Advance Request"), and may be delivered by facsimile transmission. All telephonic notices shall be confirmed promptly in writing by delivery of an Advance Request. The principal amount owing from time to time may be recorded by the Bank on the Commercial Purpose Master Note dated as of August 28, 1997 made by the Borrower and payable to the order of the Bank (the "Note") or on any schedule annexed thereto by the Bank or on any replacement of the Note.

Section 4.        COLLATERAL:
                  -----------

         The Obligations shall be secured by a first priority perfected security interest in all assets (exclusive of real estate owned), and personal property (exclusive of titled motor vehicles) of the Borrower, including, without limitation all accounts, inventory, equipment, documents, and general intangibles, whether now owned or hereafter acquired or arising, and all income and proceeds thereof and replacements thereto.


Section 5.        FINANCIAL REPORTING:
                  --------------------

         The Borrower shall furnish to the Bank:

         1. Promptly after filing or sending thereof, copies of Borrower's Annual Report on Form 10-K and Quarterly Report on Form 10-Q (together with all exhibits thereto), and in no event later than one hundred twenty (120) days after the end of each fiscal year in the case of the Form 10-K, and sixty (60) days after the end of each fiscal quarter in the case of the Form 10-Q.

         2. Promptly after filing or sending thereof, copies of Zing's Annual Report on Form 10-K and Quarterly Report on Form 10-Q (together with all exhibits thereto), and in no event later than one hundred twenty (120) days after the end of each fiscal year in the case of the Form 10-K, and sixty (60) days after the end of each fiscal quarter in the case of the Form 10-Q.

         3. Within sixty (60) days after the end of each fiscal quarter, a non-default certificate which shall include a schedule showing the calculation of all Financial Covenants and which shall be signed by the chief financial officer of the Guarantor.

         4. As and when filed, copies of all reports filed by the Borrower and/or Guarantor with the Securities Exchange Commission.

         5. Such other information regarding the operations, business affairs and financial condition of the Borrower and the Guarantor as the Bank may reasonably request.

Section 6.        NEGATIVE COVENANTS:
                  -------------------

         The Borrower will not, directly or indirectly, without the prior written consent of the Bank:

         1. Incur, create or permit to exist any mortgage, pledge, lien, charge or other encumbrance of any of the Borrower's assets other than (i) liens in favor of the Bank contemplated by this Agreement, (ii) pledges or deposits in connection with or to secure worker's compensation and unemployment insurance, (iii) tax liens which are being contested in good faith with the prior written consent of the Bank and against which, if requested by the Bank, Borrower shall maintain reserves in an amount and in form (book, cash, bond or otherwise) satisfactory to the Bank or (iv) those specifically permitted, in writing, by the Bank.

         2. Incur, create or permit to exist any indebtedness or contingent liability other than (i) the advances under the Note or (ii) guarantees or other obligations owed to the Bank.

         3. Guarantee or otherwise in any way become, or be responsible for, indebtedness or obligations (including working capital maintenance, take-or-pay contracts, etc.) of any other person, contingently or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business.

         4. Lend or advance money, credit, or property to any person, or invest (other than Borrower's formation and acquisition of the Acquisition Subsidiary (as defined in the Credit Agreement)) in (by capital contribution or otherwise) or (other than the exercise of the Holdback Provisions) purchase or repurchase the stock or indebtedness, or all or a substantial part of the assets or properties, of any person and except for customary collection arrangements for accounts receivable.

         5. Sell, transfer, discount or otherwise dispose of notes, accounts receivable or other rights to receive payment with or without recourse, except for collection in the ordinary course of business.

         6.       A.  Sell, lease, transfer or otherwise dispose of its
                      properties or assets except in the ordinary course of business and in arm's length transactions, or,

                   B. Except for the RAC Acquisition (as defined in the Credit
                      Agreement) (but in the event where the RAC Acquisition is by way of merger between the Borrower and Research Analysis Corporation ("RAC"), only if the Borrower is the surviving entity), consolidate with or merge into any other corporation or permit any other corporation to merge into it or acquire all or substantially all of the property or assets of any other person; provided, however, prior to the consummation of the RAC Acquisition, the Borrower provides evidence to the Bank, satisfactory to the Bank, that all UCC-1 filings naming RAC and the Acquisition Subsidiary, as debtor, in any jurisdiction where RAC and the Acquisition Subsidiary conduct business or are organized are terminated.

         7. Materially alter the nature of the business of the Borrower (its is agreed that the continuation by Borrower of a business conducted by RAC as of the date of the execution of this Addendum after the RAC Acquisition (as defined in the Credit Agreement) is completed will not be deemed to materially alter the nature of Borrower's business).

         8.       Pay any dividend or distribution.

         9. Permit any changes in management from those existing on the date of the execution and delivery of the Note and Agreement (other than entering into employment agreements with two shareholders of RAC (Messrs. Blackford and Hauser) in connection with the consummation of the RAC Acquisition).

Section 7.        FINANCIAL COVENANTS:
                  --------------------

         The Borrower shall comply or cause the Guarantor to comply with the following covenant, tested as at the end of each fiscal quarter of the
Guarantor:


                  Tangible Net Worth. The Guarantor shall maintain a Net Worth (defined as total assets less total liabilities, each as determined in accordance with generally accepted accounting practices) in (i) cash and currently on hand and on deposit, demand deposits and checks held, (ii) short term, highly liquid investments that are readily convertible to known amounts of cash and (iii) marketable securities, in an amount, in the aggregate, not less than $3,000,000.

Section 8. FEES. (a) The Borrower shall pay to the Bank a commitment fee on the daily average of the Unused Commitment for the period from and including the date of this Agreement to the earlier of the date the Credit Amount is terminated or the Termination Date at a rate per annum equal to 1/4 of one percent, calculated on the basis of a year of 360 days for the actual number of days elapsed. The accrued commitment fee shall be due and payable in arrears upon any reduction or termination of the Credit Amount and on the first such day of each January, April, July and October, commencing on the first such date after the execution and delivery of this Agreement. The term "Unused Commitment" means, on any date, the amount of the Credit Amount less the amount of all outstanding advances under the Note.

                  (b) The Borrower shall pay to the Bank the sum of Three Thousand Seven Hundred Fifty and no/100 Dollars ($3,750.00) in consideration of the Bank entering into this Agreement with the Borrower payable on the date this Agreement is executed by the Borrower.

Section 9.        MISCELLANEOUS:
                  --------------

         1. The Borrower shall maintain or cause its Affiliates, as required by the Bank, to maintain a satisfactory banking relationship with the Bank as reasonably determined by the Bank.

         2. All financial statements of the Borrower and Guarantor shall be prepared in accordance with, and all Financial Covenants set forth herein shall be calculated on the basis of, Generally Accepted Accounting Principles.

                                    EXHIBIT A

                             FORM OF ADVANCE REQUEST

                                                                         , 19
                                                -------------------- ----    ---



Fleet Bank
1051 Union Avenue
Newburgh, New York  12550-0911

                     Re: Credit Agreement dated as of August __, 1997 Transition
                         Analysis Component Technology, Inc. and Fleet Bank (the "Agreement")

Gentlemen:

         Pursuant to Section 3 of the Addendum to the Agreement (the "Addendum"), the undersigned hereby confirms its request made on _________________ ____, 19___ for an advance in the amount of
$__________________ (the "Advance") to be made on _____________ ____, 19___.

         The representations and warranties contained or referred to in Article I of the Agreement are true and accurate on and as of the effective date of the Advance as though made at and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date); and no Default or Event of Default has occurred and is continuing or will result from the Advance.

                                            TRANSITION ANALYSIS COMPONENT
                                            TECHNOLOGY, INC.

                                            By:
                                               ---------------------------------
                                               Name:
                                               Title: